UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 15, 2016 (January 14, 2016)

COLGATE-PALMOLIVE COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2016, the Board of Directors (the “Board”) of Colgate-Palmolive Company (the “Company”) approved amendments to the Company’s By-laws to implement proxy access. By-law 12 has been added to the By-laws to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholders and the nominees satisfy the requirements specified in the By-laws.

The By-laws were also amended to make certain clarifications and refinements to the advance notice by-law contained in By-law 11, to increase the upper limit on the size of the Board from 12 to 15 and to implement certain other technical and administrative changes.

The foregoing description of the Company’s By-laws is qualified in all respects by reference to the text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this document:

Exhibit Number	Description

3.1	Colgate-Palmolive Company By-Laws, as amended on January 14, 2016
2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2016	COLGATE-PALMOLIVE COMPANY

	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary
3

EXHIBIT INDEX

Exhibit Number	Description

3.1	Colgate-Palmolive Company By-Laws, as amended on January 14, 2016
4